Arab Tower
5th Floor, Suite 504
Hamdan Street
P.O. Box : 44046
Abu Dhabi
United Arab Emirates

Tel: (9712) 6744535
Fax: (9712) 6768762

بسم الله الرحمن الرحيم

AL TAMIMI & COMPANY

التميمي ومشاركوه

Advocates & Legal Consultants

للمحاماة والاستشارات القانونية

برج العرب،
الطابق الخامس، شقة ٥٠٤،
شارع حمدان
ص.ب: ٤٤٠٤٦،
ابو ظبي
الامارات العربية المتحدة

هاتف: ٦٧٤٤٥٣٥ (٩٧١٢)
فاكس: ٦٧٦٨٧٦٢ (٩٧١٢)

July 12, 2006

Mr. Andrey Kharlanov
General Manager
City Mix LLC

Dear Andrey,

Mr. Mubarak's 51% shareholding in City Mix LLC

Further to your request for our opinion regarding the above please be advised as follows.

Pursuant to the Share Transfer and Amendment to the Memorandum of Association of City Mix LLC dated January 5, 2005 (Share Transfer) Royal Capital Management Inc. (Royal Capital) owns 49% of shareholding in City Mix LLC and is vested with the management of the assets and business of City Mix LLC. At the same time Royal Capital exercises all rights associated with 51% shares of City Mix LLC, owned by Mr. Mubarak, a local partner, through Power of Attorney dated January 5, 2005. Under Article (237) of the Commercial Companies law a local partner has no participation in management and control of the company in such case. Furthermore, the side Agreement dated November 26, 2000 precludes Mr. Mubarak from transferring, assigning, pledging, hypothecating or creating any lien whatsoever on his shares 51% shares in City Mix LLC.

The UAE law provides that if an owner of 49% shares has contributed all the investments in the company and paid all the costs to run its business such owner and the company shall not be liable for any claims to the 51% shares from any third party.

Therefore it is our conclusion that in the event Mr. Mubarak's 51% shares in City Mix LLC become subject to claims from his creditors, such claims will be dismissed by in a court of law and/or by the appropriate UAE authorities.

Legal Sources

1. Article 237 of UAE Commercial Companies Law being Federal Law No. (8) of 1984
2. Article 955 of the UAE Civil Transactions Law
3. Article 274 of the Civil Code

Yours sincerely,

El Ameir Mohd. Noor

بسم الله الرحمن الرحيم

AL TAMIMI
& COMPANY
Advocates & Legal Consultants

التميمي
و مشاركوه
المحاماة والاستشارات القانونية

[illegible]

[illegible]

December 14, 2005

Mr. Andrey Kharlanov
General Manager
City Mix LLC
Abu Dhabi, U.A.E.

This is with regard to your request on clarification on the legal position with respect to (1) the issue of ownership of the land in the UAE by the government and related risks, and (2) risks associated with the functioning of assets and operations of a foreign company in the UAE and enforceability of agreements entered into outside the UAE.

We advise that our professional opinion regarding the above issues as follows.

(1) The fact that the land in the UAE is owned by the government does not constitute a material risk as the UAE is the country with a stable developing economy and the policy of the federal government excludes any damages to business.

(2) The risks, associated with the functioning of assets and operations of a foreign company in the UAE are of a minimal character. Activities of foreign companies in the UAE are governed by the laws of the UAE, which set forth equal legal requirements and regulations both for national and foreign entities. Most of the world's international companies have substantial production, material and financial assets in the UAE. Pursuant to the UAE laws, including Civil Transaction Law being Federal Law No. 8 of 1985, all agreements, contracts, undertakings and liabilities of foreign entities are fully enforceable in the UAE provided such entities and such agreements, contracts, undertakings and liabilities are registered with the appropriate UAE authorities.

We consent to our name being named in your registration statement on Form SB-2 filed with the SEC.

Yours truly,

Al Tamimi & Company